SCHEDULE I

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

                             SUMMARY OF INVESTMENTS

                    OTHER THAN INVESTMENTS IN RELATED PARTIES

                                December 31, 2000

                                 (in thousands)

                                                                                                         Amount at which
                        Type of                                  Amortized              Fair               shown in the
                       Investment                                  Cost                 Value             balance sheet
---------------------------------------------------------  --------------------  ---------------------  ------------------
Fixed Income Securities:
   Bonds available for sale:
         U.S. government and government agencies                 $1,078,581           $1,079,501           $1,079,501
         States, municipalities and political subdivisions           12,484               12,462               12,462
         Foreign governments                                         40,774               41,623               41,623
         Public utilities                                           419,724              404,910              404,910
         All other corporate                                        603,798              580,730              580,730
                                                                 ----------           ----------           ----------

             Total bonds available for sale                       2,155,361            2,119,226            2,119,226
                                                                 ----------           ----------           ----------

             Total fixed income securities                        2,155,361            2,119,226            2,119,226
                                                                 ----------           ----------           ----------
Equity securities:
   Common stocks:
   Bank, trusts and insurance companies                              35,415               40,233               40,233
   Industrial and miscellaneous and all other                        14,143               14,294               14,294
                                                                 ----------           ----------           ----------

           Total equity securities, unaffiliated                     49,558               54,527               54,527
                                                                 ----------           ----------           ----------

           Total equity securities, affiliated                       81,831               83,338               83,338
                                                                 ----------           ----------           ----------

Short-term investments:
    U.S. government                                                 161,299              161,299              161,299
    All other                                                        35,263               35,263               35,263
                                                                 ----------           ----------           ----------


          Total short-term investments                              196,562              196,562              196,562
                                                                 ----------           ----------           ----------

          Other investments                                          35,309               33,435               33,435
                                                                 ----------           ----------           ----------


          Total investments                                      $2,518,621           $2,487,088           $2,487,088
                                                                 ==========           ==========           ==========

                                       S-1